EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record Fourth Quarter 2019 Financial Results
EMERYVILLE, Calif., Feb. 11, 2020 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $50.2 million, or $0.71 per diluted share, and adjusted net income of $52.6 million, or $0.75 per diluted share, for its fourth quarter ended December 31, 2019. This compares with GAAP net income of $49.8 million, or $0.69 per diluted share, and adjusted net income of $49.9 million, or $0.71 per diluted share, in the third quarter ended September 30, 2019. In the fourth quarter of 2018, the company reported GAAP net income of $35.5 million, or $0.46 per diluted share, and adjusted net income of $32.1 million, or $0.46 per diluted share. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share (EPS) and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.
Claudia Merkle, CEO of National MI, said, "In the fourth quarter, National MI delivered record results, capping a year of standout success. In 2019, we delivered exceptionally strong financial performance, broad success in customer development, and best in-class growth in NIW and insurance in-force. We continued to innovate in the reinsurance and capital markets, and remain focused on driving disciplined growth and sustained performance across all market cycles."

•	As of December 31, 2019, the company had primary insurance-in-force of $94.8 billion, up 6% compared to $89.7 billion at September 30, 2019 and 38% compared to $68.6 billion as of December 31, 2018.

•	Net premiums earned for the quarter were $95.5 million, up 3% compared to $92.4 million for the third quarter of 2019 and 38% compared to $69.3 million for the fourth quarter of 2018.

•
Total underwriting and operating expenses in the quarter were $31.3 million, compared to $32.3 million in the third quarter of 2019 and $29.3 million in the fourth quarter of 2018. Expense ratio in the quarter was 32.8%, compared to 35.0% in the third quarter of 2019 and 42.4% in the fourth quarter of 2018.

•	At quarter-end, cash and investments were $1.2 billion and shareholders' equity was $930 million. Book value per share was $13.61.

•	Return-on-equity for the quarter was 22.3% and adjusted return-on-equity was 23.3%.

•	At quarter-end, the company had total PMIERs available assets of $1,016 million, which compares with risk- based required assets under PMIERs of $773 million.
The non-GAAP measures of adjusted net income, adjusted diluted EPS and adjusted return-on-equity for the quarters presented exclude the after-tax impact of periodic capital markets transaction costs, changes in the fair value of our warrant liability and realized gains or losses from our investment portfolio.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	12/31/2019	9/30/2019	12/31/2018	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$94.8	$89.7	$68.6	6%	38%
New Insurance Written - NIW
Monthly premium	11.1	13.0	6.3	(15)%	76%
Single premium	0.9	1.1	0.7	(22)%	30%
Total (2)	11.9	14.1	7.0	(15)%	72%

FINANCIAL HIGHLIGHTS ($millions, except per share amounts)
Net Premiums Earned	95.5	92.4	69.3	3%	38%
Insurance Claims and Claim Expenses	4.3	2.6	2.1	66%	99%
Underwriting and Operating Expenses (3)	31.3	32.3	29.3	(3)%	7%
Net Income	50.2	49.8	35.5	1%	41%
Adjusted Net Income	52.6	49.9	32.1	5%	64%
Cash and Investments	$1,182.0	$1,119.1	$936.8	6%	26%
Shareholders' Equity	930.4	873.5	701.5	7%	33%
Book Value per Share	$13.61	$12.86	$10.58	6%	29%
Loss Ratio	4.5%	2.8%	3.1%
Expense Ratio (3)	32.8%	35.0%	42.4%

(1)	Percentages may not be replicated based on the rounded figures presented in the table.

(2)	Total may not foot due to rounding.

(3)	Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.
Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, February 11, 2020, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 1875336 or by referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on

EXHIBIT 99.1

very high loan-to-value mortgages; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers, such as the Federal Housing Administration, the U.S. Department of Agriculture's Rural Housing Service and the Veterans Administration, and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including any action by the Consumer Financial Protection Bureau to address the planned expiration of the "QM Patch" under the Dodd-Frank Act Ability to Repay/Qualified Mortgage Rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS and adjusted return-on-equity enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in

EXHIBIT 99.1

accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the years that non-vested shares are anti-dilutive under GAAP.
Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders’ equity for the period.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS and adjusted return-on-equity exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.

(1)
Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.

(2)
Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

(3)
Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.

(4)
Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (loss)	For the three months ended December 31,		For the year ended December 31,
	2019	2018	2019	2018
Revenues	(In Thousands, except for per share data)
Net premiums earned	$95,517	$69,261	$345,015	$251,197
Net investment income	7,962	6,952	30,856	23,538
Net realized investment gains	264	6	45	57
Other revenues	1,154	40	2,855	233
Total revenues	104,897	76,259	378,771	275,025
Expenses
Insurance claims and claim expenses	4,269	2,141	12,507	5,452
Underwriting and operating expenses(1)	31,296	29,339	126,621	116,966
Service expenses(1)	937	45	2,248	270
Interest expense	2,974	3,028	12,085	14,979
Loss (gain) from change in fair value of warrant liability	2,632	(3,538)	8,657	1,397
Total expenses	42,108	31,015	162,118	139,064

Income before income taxes	62,789	45,244	216,653	135,961
Income tax expense	12,594	9,724	44,696	28,034
Net income	$50,195	$35,520	$171,957	$107,927

Earnings per share
Basic	$0.74	$0.54	$2.54	$1.66
Diluted	$0.71	$0.46	$2.47	$1.60

Weighted average common shares outstanding
Basic	68,140	66,308	67,573	65,019
Diluted	70,276	69,013	69,721	67,652

Loss ratio(2)	4.5%	3.1%	3.6%	2.2%
Expense ratio(3)	32.8%	42.4%	36.7%	46.6%
Combined ratio (4)	37.2%	45.5%	40.3%	48.8%

Net income	$50,195	$35,520	$171,957	$107,927
Other comprehensive income (loss), net of tax:
Unrealized (losses) gains in accumulated other comprehensive income, net of tax (benefit) expense of ($444) and $392 for the three months ended December 31, 2019 and 2018, respectively, and $8,548 and ($3,285) for the years ended December 31, 2019, and 2018 respectively	(1,668)	1,476	32,155	(12,357)
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $55 and $1 for the three months ended December 31, 2019 and 2018, respectively, and $9 and ($27) for the years ended December 31, 2019, and 2018 respectively	(208)	(4)	(35)	102
Other comprehensive (loss) income, net of tax	(1,876)	1,472	32,120	(12,255)
Comprehensive income	$48,319	$36,992	$204,077	$95,672

(1)	Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.

(2)	Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.

(3)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

(4)	Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets	December 31, 2019	December 31, 2018
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $1,113,779 and $924,987 as of December 31, 2019 and December 31, 2018, respectively)	$1,140,940	$911,490
Cash and cash equivalents (including restricted cash of $2,662 and $1,414 as of December 31, 2019 and December 31, 2018, respectively)	41,089	25,294
Premiums receivable	46,085	36,007
Accrued investment income	6,831	5,694
Prepaid expenses	3,512	3,241
Deferred policy acquisition costs, net	59,972	46,840
Software and equipment, net	26,096	24,765
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	15,488	30,370
Other assets	21,171	4,708
Total assets	$1,364,818	$1,092,043

Liabilities
Term loan	$145,764	$146,757
Unearned premiums	136,642	158,893
Accounts payable and accrued expenses	39,904	31,141
Reserve for insurance claims and claim expenses	23,752	12,811
Reinsurance funds withheld	14,310	27,114
Warrant liability, at fair value	7,641	7,296
Deferred tax liability, net	56,360	2,740
Other liabilities (1)	10,025	3,791
Total liabilities	434,398	390,543

Shareholders' equity
Common stock - class A shares, $0.01 par value; 68,358,074 and 66,318,849 shares issued and outstanding as of December 31, 2019 and December 31, 2018, respectively (250,000,000 shares authorized)	684	663
Additional paid-in capital	707,003	682,181
Accumulated other comprehensive income (loss), net of tax	17,288	(14,832)
Retained earnings	205,445	33,488
Total shareholders' equity	930,420	701,500
Total liabilities and shareholders' equity	$1,364,818	$1,092,043

(1)	"Deferred Ceding Commissions have" been reclassified to "Other liabilities" in prior periods.

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended	Quarter ended
	12/31/2019	9/30/2019	12/31/2018
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$95,517	$92,381	$69,261
Net investment income	7,962	7,882	6,952
Net realized investment gains	264	81	6
Other revenues	1,154	1,244	40
Total revenues	104,897	101,588	76,259
Expenses
Insurance claims and claim expenses	4,269	2,572	2,141
Underwriting and operating expenses(1)	31,296	32,335	29,339
Service expenses(1)	937	909	45
Interest expense	2,974	2,979	3,028
Loss (gain) from change in fair value of warrant liability	2,632	(1,139)	(3,538)
Total expenses	42,108	37,656	31,015

Income before income taxes	62,789	63,932	45,244
Income tax expense	12,594	14,169	9,724
Net income	$50,195	$49,763	$35,520

Adjustments:
Net realized investment gains	(264)	(81)	(6)
Loss (gain) from change in fair value of warrant liability	2,632	(1,139)	(3,538)
Capital markets transaction costs	—	1,689	102
Adjusted income before taxes	65,157	64,401	41,802

Income tax expense on adjustments	(55)	338	20
Adjusted net income	$52,618	$49,894	$32,058

Weighted average diluted shares outstanding	70,276	70,137	69,013

Diluted EPS	$0.71	$0.69	$0.46
Adjusted diluted EPS	$0.75	$0.71	$0.46

Return-on-equity	22.3%	23.6%	20.9%
Adjusted return-on-equity	23.3%	23.7%	18.8%

(1)	Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.

EXHIBIT 99.1

Historical Quarterly Data	2019				2018
	December 31	September 30	June 30	March 31	December 31	September 30
Revenues	(In Thousands, except for per share data)
Net premiums earned	$95,517	$92,381	$83,249	$73,868	$69,261	$65,407
Net investment income	7,962	7,882	7,629	7,383	6,952	6,277
Net realized investment gains (losses)	264	81	(113)	(187)	6	(8)
Other revenues	1,154	1,244	415	42	40	85
Total revenues	104,897	101,588	91,180	81,106	76,259	71,761
Expenses
Insurance claims and claim expenses	4,269	2,572	2,923	2,743	2,141	1,099
Underwriting and operating expenses(1)	31,296	32,335	32,190	30,800	29,339	30,323
Service expenses(1)	937	909	353	49	45	56
Interest expense	2,974	2,979	3,071	3,061	3,028	2,972
Loss (gain) from change in fair value of warrant liability	2,632	(1,139)	1,685	5,479	(3,538)	5,464
Total expenses	42,108	37,656	40,222	42,132	31,015	39,914

Income before income taxes	62,789	63,932	50,958	38,974	45,244	31,847
Income tax expense	12,594	14,169	11,858	6,075	9,724	7,036
Net income	$50,195	$49,763	$39,100	$32,899	$35,520	$24,811

Earnings per share
Basic	$0.74	$0.73	$0.58	$0.49	$0.54	$0.38
Diluted	$0.71	$0.69	$0.56	$0.48	$0.46	$0.36

Weighted average common shares outstanding
Basic	68,140	67,849	67,590	66,692	66,308	65,948
Diluted	70,276	70,137	69,590	68,996	69,013	68,844

Other data
Loss Ratio(2)	4.5%	2.8%	3.5%	3.7%	3.1%	1.7%
Expense Ratio(3)	32.8%	35.0%	38.7%	41.7%	42.4%	46.4%
Combined ratio (4)	37.2%	37.8%	42.2%	45.4%	45.5%	48.0%

(1)	Certain "Underwriting and operating expenses" have been reclassified as "Service expenses" in prior periods.

(2)	Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.

(3)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

(4)	Combined ratio may not foot due to rounding.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(In Millions)
Monthly	$11,085	$12,994	$11,067	$6,211	$6,296	$6,675
Single	864	1,106	1,112	702	666	686
Primary	$11,949	$14,100	$12,179	$6,913	$6,962	$7,361

Primary and pool IIF	As of
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	(In Millions)
Monthly	$77,097	$71,814	$63,922	$55,995	$51,655	$46,967
Single	17,657	17,899	17,786	17,239	16,896	16,560
Primary	94,754	89,713	81,708	73,234	68,551	63,527

Pool	2,570	2,668	2,758	2,838	2,901	2,974
Total	$97,324	$92,381	$84,466	$76,072	$71,452	$66,501
The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction and 2019 ILN Transaction, and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018

The QSR Transactions
Ceded risk-in-force	$5,137,249	$4,901,809	$4,558,862	$4,534,353	$4,292,450	$3,960,461
Ceded premiums earned	(23,673)	(23,151)	(20,919)	(21,468)	(20,487)	(19,286)
Ceded claims and claim expenses	1,030	766	770	899	710	337
Ceding commission earned	4,691	4,584	4,171	4,206	4,084	3,814
Profit commission	13,314	13,254	11,884	12,061	11,666	11,272

The ILN Transactions
Ceded premiums	$(4,263)	$(4,409)	$(2,895)	$(3,023)	$(3,257)	$(3,093)

EXHIBIT 99.1

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
	($ Values In Millions)
New insurance written	$11,949	$14,100	$12,179	$6,913	$6,962	$7,361
New risk written	3,082	3,651	3,183	1,799	1,799	1,883
Insurance in force (IIF) (1)	94,754	89,713	81,708	73,234	68,551	63,527
Risk in force (1)	24,173	22,810	20,661	18,373	17,091	15,744
Policies in force (count) (1)	366,039	350,395	324,876	297,232	280,825	262,485
Average loan size (1)	$0.259	$0.256	$0.252	$0.246	$0.244	$0.242
Coverage percentage (2)	25.5%	25.4%	25.3%	25.1%	24.9%	24.8%
Loans in default (count) (1)	1,448	1,230	1,028	940	877	746
Percentage of loans in default (1)	0.40%	0.35%	0.32%	0.32%	0.31%	0.28%
Risk in force on defaulted loans (1)	$84	$70	$58	$53	$48	$42
Average premium yield (3)	0.41%	0.43%	0.43%	0.42%	0.42%	0.43%
Earnings from cancellations	$8.0	$7.4	$4.5	$2.3	$2.1	$2.6
Annual persistency (4)	76.8%	82.4%	86.0%	87.2%	87.1%	86.1%
Quarterly run-off (5)	7.7%	7.5%	5.1%	3.3%	3.1%	3.3%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk-in-force (RIF) divided by end of period IIF.

(3)	Calculated as net premiums earned, divided by average primary IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after a given 12-month period.

(5)	Defined as the percentage of IIF that is no longer on our books after a given three month period.
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	December 31, 2019	September 30, 2019	December 31, 2018
	($ In Millions)
>= 760	$6,253	$6,994	$3,125
740-759	1,864	2,288	1,198
720-739	1,712	2,102	1,033
700-719	1,204	1,450	797
680-699	662	915	559
<=679	254	351	250
Total	$11,949	$14,100	$6,962
Weighted average FICO	756	754	750

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Millions)
95.01% and above	$663	$989	$582
90.01% to 95.00%	5,528	6,592	3,409
85.01% to 90.00%	4,296	4,933	2,224
85.00% and below	1,462	1,586	747
Total	$11,949	$14,100	$6,962
Weighted average LTV	91.4%	91.7%	92.1%

Primary NIW by purchase/refinance mix	For the three months ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Millions)
Purchase	$9,041	$11,284	$6,627
Refinance	2,908	2,816	335
Total	$11,949	$14,100	$6,962
The table below presents a summary of our primary IIF and RIF by book year as of December 31, 2019.

Primary IIF and RIF	As of December 31, 2019
	IIF	RIF
	(In Millions)
December 31, 2019	$42,060	$10,916
2018	19,579	4,977
2017	14,961	3,710
2016	11,944	2,995
2015	5,370	1,361
2014 and before	840	214
Total	$94,754	$24,173
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Millions)
>= 760	$44,793	$41,855	$31,870
740-759	15,728	15,028	11,294
720-739	13,417	12,666	9,338
700-719	10,284	9,822	7,574
680-699	6,774	6,559	5,062
<=679	3,758	3,783	3,413
Total	$94,754	$89,713	$68,551

EXHIBIT 99.1

Primary RIF by FICO	As of
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Millions)
>= 760	$11,388	$10,611	$7,955
740-759	4,034	3,847	2,836
720-739	3,465	3,257	2,341
700-719	2,632	2,501	1,886
680-699	1,728	1,665	1,256
<=679	926	929	817
Total	$24,173	$22,810	$17,091

Primary IIF by LTV	As of
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Millions)
95.01% and above	$8,640	$8,500	$6,774
90.01% to 95.00%	44,668	42,255	31,507
85.01% to 90.00%	30,163	28,083	20,668
85.00% and below	11,283	10,875	9,602
Total	$94,754	$89,713	$68,551

Primary RIF by LTV	As of
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Millions)
95.01% and above	$2,390	$2,326	$1,801
90.01% to 95.00%	13,086	12,358	9,185
85.01% to 90.00%	7,376	6,854	4,994
85.00% and below	1,321	1,272	1,111
Total	$24,173	$22,810	$17,091

Primary RIF by Loan Type	As of
	December 31, 2019	September 30, 2019	December 31, 2018

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Millions)
IIF, beginning of period	$89,713	$81,708	$63,527
NIW	11,949	14,100	6,962
Cancellations, principal repayments and other reductions	(6,908)	(6,095)	(1,938)
IIF, end of period	$94,754	$89,713	$68,551

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	December 31, 2019	September 30, 2019	December 31, 2018
California	11.8%	11.9%	13.0%
Texas	8.2	8.1	8.2
Florida	5.7	5.6	5.0
Virginia	5.3	5.3	4.9
Arizona	3.9	4.2	4.9
Illinois	3.8	3.8	3.4
Pennsylvania	3.6	3.6	3.6
Michigan	3.5	3.5	3.6
Colorado	3.4	3.4	3.5
Maryland	3.4	3.3	3.2
Total	52.6%	52.7%	53.3%
The table below presents selected primary portfolio statistics, by book year, as of December 31, 2019.

	As of December 31, 2019
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$22	14%	655	123	1	1	0.3%	0.3%	0.8%
2014	3,451	818	24%	14,786	4,406	43	40	4.2%	0.6%	1.0%
2015	12,422	5,370	43%	52,548	25,459	179	94	2.8%	0.5%	0.7%
2016	21,187	11,944	56%	83,626	51,347	293	87	2.2%	0.5%	0.6%
2017	21,582	14,961	69%	85,897	64,041	464	41	3.2%	0.6%	0.7%
2018	27,295	19,579	72%	104,043	80,456	399	19	4.0%	0.4%	0.5%
2019	45,141	42,060	93%	148,423	140,207	69	—	1.4%	—%	—%
Total	$131,240	$94,754		489,978	366,039	1,448	282

(1)	Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.

(3)	Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the year ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(In Thousands)
Beginning balance	$20,505	$10,908	$12,811	$8,761
Less reinsurance recoverables (1)	(4,309)	(2,517)	(3,001)	(1,902)
Beginning balance, net of reinsurance recoverables	16,196	8,391	9,810	6,859

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	3,789	2,770	14,737	7,860
Prior years (3)	480	(629)	(2,230)	(2,408)
Total claims and claim expenses incurred	4,269	2,141	12,507	5,452

Less claims paid:
Claims and claim expenses paid:
Current year (2)	204	93	204	130
Prior years (3)	1,448	629	3,849	2,371
Reinsurance terminations (4)	—	—	(549)	—
Total claims and claim expenses paid	1,652	722	3,504	2,501

Reserve at end of period, net of reinsurance recoverables	18,813	9,810	18,813	9,810
Add reinsurance recoverables (1)	4,939	3,001	4,939	3,001
Ending balance	$23,752	$12,811	$23,752	$12,811

(1)	Related to ceded losses recoverable under the QSR Transactions, included in "Other assets" on the consolidated balance sheets.

(2)
Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance.

(3)	Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance.

(4)	Represents the settlement of reinsurance recoverables in conjunction with the termination of one reinsurer under the 2016 QSR Transaction on a cut-off basis.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Beginning default inventory	1,230	746	877	928
Plus: new defaults	591	479	2,429	1,559
Less: cures	(319)	(318)	(1,702)	(1,521)
Less: claims paid	(54)	(30)	(152)	(89)
Less: claims denied	—	—	(4)	—
Ending default inventory	1,448	877	1,448	877

EXHIBIT 99.1

The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the year ended
	December 31, 2019	December 31, 2018	December 31, 2019	December 31, 2018
	(In Thousands)
Number of claims paid (1)	54	30	152	89
Total amount paid for claims	$2,051	$947	$5,030	$3,164
Average amount paid per claim	$38	$32	$33	$36
Severity(2)	80%	64%	74%	72%

(1)
Count includes 5 and 19 claims settled without payment for the three months and year ended December 31, 2019, respectively, and 3 and 8 claims settled without payment for the three months and year ended December 31, 2018, respectively.

(2)
Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of December 31, 2019	As of December 31, 2018
	(In Thousands)
Case (1)	$15	$14
IBNR (2)	1	1
Total	$16	$15

(1)	Defined as the gross reserve per insured loan in default.

(2)	Amount includes claims adjustment expenses.
The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	December 31, 2019	September 30, 2019	December 31, 2018
	(In Thousands)
Available Assets	$1,016,387	$955,554	$733,762
Risk-Based Required Assets	773,474	637,914	511,268